Exhibit 23(c)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of MainStreet BankGroup Incorporated on Form S-4 of our report dated January 12, 1996 relating to the consolidated financial statements of Hanover Bank and subsidiary, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Richmond, Virginia
August 28, 1996